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                                 [LETTERHEAD]





(214) 999-4607


                                 April 1, 1996



Interphase Corporation
13800 Senlac
Dallas, Texas  75234

Gentlemen:

     We have acted as counsel for Interphase Corporation, a Texas corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission on or about April 2, 1996 in connection with the registration under the Securities Act of 1933, as amended, of (i) 751,400 shares (the "Selling Shareholder Shares") of Common Stock, no par value ("Common Stock"), of the Company to be sold by Michael E. Cope (the "Selling Shareholder"), (ii) 30,000 shares (the "30,000 Shares") of Common Stock issuable to the Selling Shareholder upon exercise of that certain Interphase Corporation Nonqualified Stock Option Agreement, dated June 21, 1994 (the "30,000-Share Option Agreement"), and (iii) 75,000 shares (the "75,000 Shares") of Common Stock issuable to the Selling Shareholder upon exercise of that certain Interphase Corporation Nonqualified Stock Option Agreement, dated June 21, 1994 (the "75,000-Share Option Agreement").

     With respect to the foregoing, we have examined such documents and questions of law as we have deemed necessary to render the opinions expressed below. Based upon the foregoing, we are of the opinion that:

     1. The Selling Shareholder Shares are duly and validly issued, fully paid and nonassessable.

     2. The 30,000 Shares issuable upon exercise of the 30,000-Share Option Agreement are duly and validly authorized and reserved for issuance upon such exercise and, when issued upon such exercise in accordance with the terms of the 30,000-Share Option Agreement, will be duly and validly issued, fully paid and nonassessable.



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Interphase Corporation
April 1, 1996
Page 2


     3. The 75,000 Shares issuable upon exercise of the 75,000-Share Option Agreement are duly and validly authorized and reserved for issuance upon such exercise and, when issued upon such exercise in accordance with the terms of the 75,000-Share Option Agreement, will be duly and validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name in the Registration Statement under the heading "Legal Matters."

                                       Very truly yours,

                                       GARDERE & WYNNE, L.L.P.



                                       By: /S/ DAVID G. McLANE
                                           --------------------------------
                                           David G. McLane, Partner